UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2005

Structured Products Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-32129	13-3692801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

388 Greenwich Street, New York, New York 10013
(Address of principal executive offices) (Zip Code)
Registrant's telephone number including area code (212) 816-7496.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

This current report on Form 8-K relates to a distribution made to holders of the Certificates issued by the TIERS Principal-Protected Asset Backed Certificates Trust Series Nasdaq 2000-3.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

	1.	Trustee’s Report with respect to the March 21, 2005 Distribution Date for the TIERS Principal-Protected Asset Backed Certificates Trust Series Nasdaq 2000-3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Mark C. Graham ________________________________
Name: Mark C. Graham
Title: Authorized Signatory

March 24, 2005

EXHIBIT INDEX

Exhibit		Page
1	Trustee’s Report with respect to the March 21, 2005 Distribution Date for the TIERS Principal-Protected Asset Backed Certificates Trust Series Nasdaq 2000-3	5

Exhibit	1

To the Holders of:
TIERS Principal-Protected Asset Backed Certificates Trust Series Nasdaq 2000-3
*CUSIP:	G88653 10 3

The Bank of New York Trust Company Ltd., as Trustee for the TIERS Principal-Protected Asset Backed Certificates Trust Series Nasdaq 2000-3, hereby gives notice with respect to the Final Distribution Date of March 21, 2005 (the “Distribution Date”) as follows:

1.

The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, expressed as a dollar amount per $10 Certificate, is as set forth below:

Principal	Supplemental Distribution	Total Distribution
$10.000	$0.0303	$10.0303

2.	The amount of aggregate interest due and not paid as of the Distribution Date is $0.000000.

3.	No fees have been paid to the Trustee or any other party from the proceeds of the Term Assets.

4.	All of the Term Assets were liquidated on the Distribution Date. Following such redemption, no Term Assets are held for this Trust.

5.

At the close of business on the Distribution Date, 0 Certificates representing $0 aggregate Certificate Principal Balance were outstanding, and the TIERS Principal-Protected Asset Backed Certificates Trust Series Nasdaq 2000-3.

The Bank of New York Trust Company Ltd., as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.